UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                February 7, 2006

                                 Optigenex INC.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                  000-51248              20-1678933
----------------------------        -----------            -------------
(State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)             File Number)         Identification No.)

        750 Lexington Avenue 6th Floor                     10022
        ---------------------------------------         ----------
       (Address of principal executive offices)         (Zip code)

       Registrant's telephone number, including area code: (212) 905-0189

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 4.02. Non-reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review.

On February 2, 2006, the Audit Committee of Optigenex Inc., a Delaware corporation (the "Company" or "Optigenex"), after discussing such matters with the Company's independent accountant, determined the Form 10KSB for the period ended December 31, 2004 filed by the Company should no longer be relied upon because of an error in such financial statements.

The Audit Committee determined that the above-referenced financial statements should no longer be relied upon because in such statements the Company had not correctly computed earnings per share for the reverse merger that occurred during the period. Such accounting issues were initially raised by the United States Securities and Exchange Commission (the "Commission") in its January 11, 2006 comment letter issued to Optigenex (the "Comment Letter").

The impact of the restated earnings per share for the reverse merger that occurred during the period has increased the loss per share by $.09 for the year ended December 31, 2004 and $0.32 for the year ended December 31, 2003.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits - None


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2006

                                 OPTIGENEX INC.

                                 By: /s/ Anthony Bonelli
                                     --------------------------
                                 Name: Anthony Bonelli
                                 Title: Chief Executive Officer


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